Exhibit 10.2

BROOKFIELD BUSINESS L.P.

FORM OF THIRD AMENDMENT TO THE
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Amended and Restated Limited Partnership Agreement of Brookfield Business L.P. (the “Partnership”) dated May 31, 2016, as amended by the First Amendment to the Amended and Restated Limited Partnership Agreement dated June 17, 2016, as amended by the Second Amendment to the Amended and Restated Limited Partnership Agreement dated May 18, 2020 (as amended, the “Agreement”), is made as of the ■ day of ■, 2021, by the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, pursuant to Section 17.1 of the Agreement, subject to compliance with the requirements of the Limited Partnership Act and the Exempted Partnerships Act, the Managing General Partner (pursuant to its powers of attorney from the Limited Partners), without the approval of any Limited Partner, may make any amendment that the Managing General Partner determines in its discretion does not adversely affect the Limited Partners considered as a whole (including any particular class of Partnership Interest as compared to other classes of Partnership Interests) in any material respect;

WHEREAS, on ■, 2021, the board of directors of the general partner of the Managing General Partner approved a special distribution (the “Special Distribution”) of class A exchangeable subordinate voting shares (“BBUC Shares”) of Brookfield Business Corporation (“BBUC”) to unitholders of Brookfield Business Partners L.P. (“BBP”) to be completed on the date hereof;

AND WHEREAS, the BBUC Shares will be structured with the intention of providing holders with an economic return equivalent to limited partnership units of BBP (“BBP Units”), including identical distributions, and be exchangeable for BBP Units on a one-for-one basis (subject to adjustment) (or for the cash equivalent, the form of payment to be determined at the election of the Partnership) in accordance with the terms of the BBUC Shares;

AND WHEREAS, in connection with the Special Distribution, the Partnership will distribute BBUC Shares to all of its unitholders, which includes BBP;

AND WHEREAS the Special Distribution constitutes an IDT Adjustment Event, and accordingly, the Managing General Partner wishes to adjust the Incentive Distribution Threshold and the Quarterly Market Value in accordance with Section 8.3 of the Agreement and make certain additional amendments to the Agreement to reflect the Special Distribution and the economic equivalence of the BBUC Shares, as set forth herein;

NOW THEREFORE,

1.	Amendments to Article 1

a)	Section 1.1.3 is hereby deleted in its entirety and replaced with the following:

“Agreement” means this Amended and Restated Limited Partnership Agreement of Brookfield Business L.P., as amended by the First Amendment to the Amended and Restated Limited Partnership Agreement dated as of June 17, 2016, as amended by the Second Amendment to the Amended and Restated Limited Partnership Agreement dated as of May 18, 2020 and as amended by the Third Amendment to the Amended and Restated Limited Partnership Agreement dated as of ■, 2021;

b)	Section 1.1 is hereby amended by adding the following definition:

1.1.33.1 “Equivalent Security” means any Security (as such term is defined in the Master Services Agreement) that is determined by the Managing General Partner to be the economic equivalent of a BBP Unit;

1.1.11.1 “BBUC” means Brookfield Business Corporation;

1.1.11.2 “BBUC Shares” means Class A Exchangeable Subordinate Voting Shares of BBUC;

1.1.106.1 “Special Distribution” means the special distribution of BBUC Shares to unitholders of BBP completed on ■, 2021;

c)	Section 1.1.50 is hereby deleted in its entirety and replaced with the following:

“Incentive Distribution Amount” for a quarter means (A) 0.20 multiplied by the amount, if any, by which (i) the Quarterly Market Value of BBP Units for such quarter exceeds (ii) the Incentive Distribution Threshold for such quarter multiplied by (B) the aggregate number of BBP Units and Equivalent Securities issued and outstanding on the last Business Day of the applicable Quarter for which the Incentive Distribution Amount is being calculated (assuming full conversion of any Redemption-Exchange Units into BBP Units);

d)	Section 1.1.51 is hereby deleted in its entirety and replaced with the following:

“Incentive Distribution Threshold” (a) for each Quarter prior to the third Quarter of 2021, shall have the meaning set forth in the Agreement immediately prior to giving effect to this Amendment, (b) for the third Quarter of 2021, shall mean $■, and (c) for each Quarter subsequent to the third Quarter of 2021, shall mean, as applicable, such higher number resulting from the Reset Calculation for such Quarter, in each case subject to adjustment from time to time in accordance with Section 8.3;

e)	Section 1.1.76 is hereby deleted in its entirety and replaced with the following:

“Operating Entities” means, from time to time, the Persons in which the Holding Entities, directly or indirectly, hold interests and that (i) directly hold BBP’s operations and assets, or (ii) indirectly hold BBP’s operations and assets but all of the interests of which are not held, directly or indirectly, by the Holding Entities, other than, in the case of each of (i) and (ii), BBUC, and any Person in which the Holding Entities, directly or indirectly, hold interests for investment purposes only of less than 5% of the outstanding equity interests of that Person;

f)	Section 1.1.91 is hereby deleted in its entirety and replaced with the following:

“Quarterly Market Value” means, for a Quarter, the volume-weighted average trading price of a BBP Unit on the Principal Exchange for all the trading days in the applicable Quarter on which the BBP Units traded; provided however that for the fourth Quarter of 2021, the trading price of a BBP Unit on the Principal Exchange on all trading days prior to the date of the Special Distribution shall be divided by 1.5 in order to account for the dilution resulting from the distribution ratio of one BBUC Share for every two BBP Units pursuant to the Special Distribution, to the extent not already accounted for in the official trading data of the relevant Principal Exchange;

2.	Effective Date

This Amendment shall be effective upon the date first written above.

3.	Governing Law

This Amendment shall be governed by and construed in accordance with the laws of Bermuda.

4.	General

(a)	Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be construed together as one agreement.

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IN WITNESS WHEREOF, the Managing General Partner has executed this Amendment as of the date first written above.

MANAGING GENERAL PARTNER: BROOKFIELD BUSINESS PARTNERS L.P., by its general partner, BROOKFIELD BUSINESS PARTNERS LIMITED

By:
Name:
Title: